Exhibit 10.68

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") dated November 21, 2002, by and between PHONE1GLOBALWIDE, INC., a Delaware corporation with an address at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33132 (the "Company"), and SYED NAQVI with an address at 1911 Lyons Road, Coconut Creek, FL 33063 (the "Executive"). The Company and the Executive are sometime individually referred to as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Company is in the business of providing pay phone telecommunications services to domestic and international markets (the “Business”) and the Company desires to induce the Executive to enter into the employment of the Company for the period provided in this Agreement in accordance with the terms and conditions set forth below; and

WHEREAS, the Company and the Executive intend for the Executive to utilize his professional experience to assist the Company to implement its business plan; and

WHEREAS, the Executive wishes to be engaged and employed by the Company and the Company wishes to engage and employ the Executive, on the terms provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1.

Recitals. The above recitals are true, correct and incorporated herein by reference.

2.

Employment.

a.

Engagement of the Executive. The Company agrees to employ the Executive and the Executive accepts employment as Chief Financial Officer and Senior Executive Vice President of the Company.

b.

Employment Period. The Company shall employ the Executive and the Executive shall be employed by the Company, on the terms and conditions hereinafter set forth, for a period commencing as of April 1, 2002 (the "Effective Date") and ending on the third anniversary of the Effective Date. Subject to the provisions of Section 4 of this Agreement, the period of employment shall be automatically extended for successive one-year terms of employment, unless either the Company or the Executive notifies the other in writing at least ninety (90) days prior to the end of the then current term that it or he does not intend to renew such employment, in which case such employment will expire at the end of the then current term. All references herein to the "Employment Period" shall refer to both the initial term and any such successive renewal term.

c.

Duties and Powers. During the Employment Period, the Executive will serve in the capacity described above and will have such responsibilities, duties and authorities and will render such services of an executive and administrative character reasonably consistent with his title as shall be reasonably directed by the Board, all in accordance with the terms and conditions of this Agreement and the strategic plans and operating and capital budgets of the Company as developed and approved by the Board. The Executive shall devote the Executive's best efforts, energies and abilities and the Executive's full business time, skill and attention to the business and affairs of the Company and such of its affiliates as are specified by the Company. The Executive shall perform the duties and carry out the responsibilities assigned to the Executive to the best of the Executive's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company and its affiliates and shall adhere to any and all of the employment policies of the Company. The Executive acknowledges that the Executive's duties and responsibilities will require the Executive's full-time business efforts and agrees that during the Employment Period the Executive will not engage in any other business activity or have any business pursuits or interests which interfere or conflict with the performance of the Executive's duties hereunder, provided, that nothing in this Section 2 shall be deemed to prohibit the Executive from making Permitted Investments (as defined in Section 6.b. below) or attending to such charitable and/or civic activities as are deemed appropriate by the Executive; provided that such activities shall not detract from the Executive's duties and obligations under this Agreement. The Executive shall report to the Chief Executive Officer and the Board of Directors of the Company.

3.

Compensation and Benefits. As consideration for the services to be provided by the Executive, the Company shall pay to the Executive, and the Executive agrees to accept for all such services, compensation as follows:

a.

Base Salary. Commencing on the date hereof and continuing through the balance of the Employment Term, the Company shall pay to the Executive base compensation at the rate of One Hundred Sixty Five Thousand Dollars ($165,000.00) per year (the "Salary"). The Salary, and all other compensation payable hereunder, shall be paid in accordance with the Company's normal payroll policies, and shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld. The Executive shall be entitled to an increase in Salary, from time-to-time, equivalent in percentage to the percentage increase in salary provided to the Company’s Chief Executive Officer and/or Chief Operating Officer, whichever is greater. The Executive shall also be entitled to receive such other salary increases as may be determined by the Board of Directors of the Company and/or its Chief Executive Officer.

b.

Bonus. The Executive may receive a bonus, if so determined by the Board in its sole discretion. The payment of a bonus in any instance shall not constitute an entitlement to a bonus on any other occasion.

c.

Equity Participation Programs. The Executive shall be eligible to participate in such option and/or equity participation programs as may be implemented for employees of the Company. Such eligibility shall not constitute an entitlement to a particular award under any such program, nor shall an award on one occasion constitute an entitlement to an award on any other occasion. Notwithstanding the foregoing, the Executive shall be entitled to receive options in an amount at least equal to the number of options granted to the Company’s Chief Executive Officer or Chief Operating Officer, whichever is greater, at an exercise price not greater than the exercise price of the corresponding options.

d.

Benefit Programs. The Executive will be eligible to participate on substantially the same basis as provided to all of the Company's most highly paid executive officers, as a group, in any life, health, hospitalization, or disability insurance policy or program maintained by the Company, and any 401(k), profit sharing, retirement, or other fringe benefit program maintained by the Company for such officers, in each case in accordance with the terms of such policies, plans and programs.

e.

Vacation. During the Employment Period, the Company will provide the Executive three (3) weeks vacation per year (prorated for periods of less than a full year); provided that all vacation must be used within the calendar year in which the vacation accrues or it is forfeited.

f.

Business Expenses. During the Employment Period, the Company will reimburse the Executive in accordance with Company policy for the Executive's normal out-of-pocket expenses incurred in the course of performing the Executive's duties hereunder. The Executive shall provide the Company with all receipts and documentation supporting such expenses as may reasonably be requested by the Company.

4.

Termination.

a.

Right to Terminate. In addition to the termination rights of the Company set forth in Section 2, the Company has the right to terminate the Employment Period (and, consequently, the Executive's employment under this Agreement), by notice to the Executive in writing at any time, (i) for "Cause", or (ii) without Cause for any or no reason, subject to the provisions of Section 5. Any such termination shall be effective upon the date specified in such notice or, if no date is specified, on the date such notice is deemed served pursuant to Section 17 below. In addition, the Executive shall have the right to terminate the Employment Period as hereinafter provided.

b.

Cause Defined. "Cause" as used herein means the occurrence of any of the following events:

(i)

the willful failure or gross negligence of the Executive to perform the Executive's duties or comply with reasonable directions of the Board consistent with the Executive's title and duties that continues unremedied for a period of twenty (20) business days after the Company, by resolution of its Board of Directors has given written notice to the Executive specifying in reasonable detail the Executive's failure to perform such duties or comply with such directions;

(ii)

the Executive's conviction of (A) a felony, (B) criminal dishonesty or (C) any crime involving moral turpitude;

(iii)

the occurrence of any event applicable to the Executive and set forth in Item 401(d)(1) through (4) [or Item 401(f) of Regulation S-K, if then applicable to the Company] of Regulation S-B, or other rule of similar applicability promulgated by the Securities and Exchange Commission;

(iv)

a material breach by the Executive of any of the provisions of Section 6, 7, or 8 of this Agreement; or

(v)

a material breach by the Executive of any of the terms or conditions of this Agreement (other than with respect to any provisions of Sections 6, 7 or 8 of this Agreement) that continues unremedied for a period of twenty (20) business days after the Company, by resolution of its Board of Directors, has given written notice to the Executive specifying in reasonable detail the Executive's breach of this Agreement.

c.

Death and Disability. Except as otherwise provided herein, this Agreement and the obligations of the Company hereunder will terminate upon the death or, at the Company's option, the disability of the Executive. For purposes of this Section 4.c., "disability" shall mean that for a period of ninety (90) consecutive days or four (4) months in any twelve (12) month period the Executive fails to substantially fulfill the duties set forth in Section 2 or hereafter assigned to him because of physical, mental or emotional incapacity resulting from injury, sickness or disease, as determined by an independent physician (whose independence shall not be negated by reason of the payment of a reasonable fee for his or her services) selected by the Company.

5.

Compensation Following Termination.

a.

If the Employment Period or this Agreement is terminated (i) by the Company for Cause, (ii) through expiration of the Employment Period, or (iii) pursuant to the provisions of Section 2, then the Company shall have no further obligations hereunder or otherwise with respect to the Executive's employment from and after the effective date of termination (except payment of the Salary, bonus if any, and benefits described in Section 3 herein, in each case which have accrued through the effective date of termination or expiration), and the Company shall continue to have all other rights available hereunder, including without limitation, all rights under any provisions of Sections 6, 7 and 8 at law or in equity.

b.

If the Employment Period or this Agreement is terminated by the Company due to the disability of the Executive, as defined in Section 4.c., the Executive shall be entitled to receive all Salary and other compensation earned but unpaid through the date of termination, plus such amount(s), if any, as may be payable to the Executive pursuant to any disability insurance maintained by the Company.

c.

If the Employment Period or this Agreement is terminated by the Company due to the death of the Executive, the Executive’s estate shall be entitled to receive all Salary and other compensation earned but unpaid through the date of termination, plus an amount equal to six (6) months’ Salary at the then current rate, to be paid in accordance with the Company's normal payroll policies, and to be subject to all applicable withholding taxes and any other amounts required by law to be withheld.

d.

Provided that the Executive continues to comply with each of the provisions of Sections 6, 7 and 8 of this Agreement during all the applicable periods, if the Employment Period is terminated by the (i) Company without Cause as described in Section 4.a.(ii) hereof or (ii) the Executive for "Good Reason", as hereinafter defined, the Executive shall be entitled to receive as severance pay the greater of (I) the Executive's then current Salary hereunder for the period of time which would have been remaining in the initial Employment Period or any renewal period, as the case may be, or (II) two year's Salary at the then current rate, in each case payable in one lump sum within thirty (30) days following termination, subject to all applicable withholding taxes and any other amounts required by law to be withheld.

e.

For purposes hereof, "Good Reason" means (i) the material reduction in, or the assignment of duties to the Executive which would be materially inconsistent with, the Executive's responsibilities, duties and authorities described in Section 2.c. (other than as a result of the Executive's failure to perform the Executive's duties and responsibilities in accordance with this Agreement), or (ii) a reduction in the Executive's Salary or failure to pay any material amount owing to or provide a material benefit owing to the Executive within ten (10) business days of the day such amount or benefit is due, or (iii) the relocation of the Company’s offices to a location not in Miami-Dade, Broward or Palm Beach Counties, Florida, and a requirement that the Executive perform his services to the Company from such relocated offices, in each case which continues unremedied for a period of twenty (20) business days after the Executive has given written notice to the Company specifying in reasonable detail the relevant acts or omissions. It is expressly understood and agreed that unless the Executive provides the written notice described in the immediately preceding sentence within twenty (20) business days after the Executive know or has reason to know of the occurrence of any act or omission of the type described in clauses (i), (ii) or (iii) of the immediately preceding sentence, the Executive shall be deemed to have consented thereto and such particular act or omission shall no longer constitute or be capable of constituting Good Reason for purposes of this Agreement.

f.

Provided that the Executive continues to comply with each of the provisions of Sections 6, 7 and 8 of this Agreement during all the applicable periods, if the Employment Period is terminated by the Executive or otherwise upon a Change of Control (as hereinafter defined) of the Company, the Executive shall be entitled to receive from the Company as severance an amount equal to the greater of (i) the Executive's then current Salary for the period of time which would have been remaining in the initial Employment Period or any renewal period, as the case may be, or (ii) two (2) year's Salary at the then current rate, in each case payable in one lump sum within thirty (30) days following termination, subject to all applicable withholding taxes and any other amounts required by law to be withheld.

g.

For purposes of the preceding subsection, a “Change in Control” shall mean the occurrence of one or more of the following events:

(i)

a change in identity of a majority of members of the Company’s Board of Directors from those individuals constituting the Board of Directors on the date set forth in the Preamble to this Agreement;

(ii)

the acquisition of fifty (50) percent or more of the outstanding voting securities of the Company, where the acquirer(s) own(s) beneficially less than fifteen (15) percent of the outstanding voting securities of the Company as of the date set forth in the Preamble to this Agreement;

(iii)

the sale of all or substantially all of the Company’s assets, including sale of more than fifty (50) percent of the stock or all or substantially all of the assets of Phone1, Inc. or Globaltron Communications Corporation, other than in a “form over substance” reorganization;

(iv)

a merger, share exchange or similar business combination where the Company is not the surviving entity to such combination, other than in a “form over substance” reorganization.

For purposes hereof, a Change in Control shall be deemed to have occurred on the effective date of the event described in (i) through (iv) of this subsection g.

a.

Provided that the Executive continues to comply with each of the provisions of Sections 6, 7 and 8 of this Agreement during all the applicable periods:

(i)

if the Employment Period is terminated by (A) the Company without Cause (i.e., the absence of an event described in Section 4.b. hereof, (B) the Executive for "Good Reason", as defined in Section 5.e. or (C) in connection with a Change in Control, as defined in Section 5.g., all options previously granted to the Executive that have not yet vested shall immediately vest and shall be exercisable for a period of three years from the date of termination, and the shares issuable upon exercise of such options shall be accorded piggy-back registration rights for the life of the options (except with respect to the filing of a registration statement on Form S-4 or similar form);

(ii)

if the Employment Period is terminated by the by the Employee without Good Reason, all outstanding options that have vested shall be exercisable for a period of sixty (60) days following termination;

(iii)

if the Employment Period is terminated by the Company, for Cause, all outstanding options shall be cancelled as of the date of termination; and

(iv)

if the Employment Period is terminated due to the death or disability of the Executive, all outstanding options shall continue in force to the extent provided, and in accordance with, the instrument(s) of grant.

Notwithstanding the foregoing, in the event the Employment Agreement terminates upon the occurrence of an event in which the Company is not the surviving entity, then the Company shall provide the Executive with not less than thirty (30) days prior written notice of the effective date of the event and, at the option of the Executive (x) the option may be exercised on a cashless basis prior to the effective date of the event, (y) the Executive may sell the option to the Company or the other party to the event, at a price equal to the fair market value (net of the exercise price of the option) of the underlying shares of common stock as of the trading day immediately prior to the effective date of the event, or (z) the Executive may elect to have the options treated in the manner that all other outstanding options are treated under the agreement governing the subject event.

6.

Restrictive Covenants.

a.

The Executive's Acknowledgment. The Executive agrees and acknowledges that in order to assure that the Company and its affiliates will retain their respective value and that of the business of the Company and each of its affiliates, it is necessary that Executive undertake not to utilize the special knowledge of the Business the Executive has acquired or may acquire and the relationships with their customers, suppliers and employees to compete with the Company and its affiliates. The Executive further acknowledges that:

(i)

the Executive is one of a limited number of persons who will develop the business of the Company and its affiliates;

(ii)

the Executive will occupy a position of trust and confidence with the Company and its affiliates during the Executive's employment under this Agreement, the Executive has and will continue to become familiar with the proprietary and confidential information of the Company and its affiliates;

(iii)

the agreements and covenants contained in this Section 6 are essential to protect the Company, its affiliates and the goodwill of the Business and are an express condition precedent to the willingness of the Company to sign this Agreement;

(iv)

the Company and its affiliates would be irreparably damaged if the Executive were to provide services to any person or entity in violation of the provisions of this Agreement;

(v)

the Company operates its Business on an international basis and the Company would be irreparably damaged if the Executive were to provide services in the Business any where in the world;

(vi)

the scope and duration of the provisions of this Section 6, and of Section 7 and 8 are reasonably designed to protect a protectable interest of the Company and its affiliates and are not excessive in light of the circumstances; and

(vii)

the Executive has a means to support the Executive and the Executive's dependents, if any, other than engaging in the activities prohibited by this Section 6.

b.

Non-Compete. The Executive hereby agrees that for a period of two (2) years from the date hereof (the "Noncompetition Period") or one (1) year after the termination of the Employment Period, whichever is later, except on behalf of the Company and its affiliates in accordance with this Agreement, the Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in the world (collectively the "Territory"); provided however, that nothing contained herein shall be construed to prevent the Executive from (i) investing in stock or other securities of any public or private enterprise provided that such investment does not require active participation by the Executive and such enterprise does not engage in any activity competitive with the business now or hereafter conducted by the Company (“Permitted Investments”), or (ii) attending to such charitable and/or civic activities as are deemed appropriate by the Executive; provided that such activities shall not detract from the Executive's duties and obligations under this Agreement.

c.

Non-Solicitation. Without limiting the generality of the provisions of Section 6.b. above, the Executive hereby agrees that for a period commencing on the date of this Agreement and ending on the later of (i) the expiration of the Noncompetition Period or (ii) the date which is two (2) years from the effective date of termination or expiration of this Agreement (such date of termination or expiration of this Agreement is sometimes referred to as the "Termination Date"), except on behalf of the Company and its affiliates in accordance with this Agreement, the Executive will not, directly or indirectly, as employee, agent, consultant, principal or otherwise, (A) solicit any Business from or in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between the Company or any of its affiliates with any person or entity to whom the Company or any of its affiliates provided Business related services (I) at any time during the one (1) year period preceding the Termination Date or (II) if there has been no Termination Date, at any time during the Employment Period or (B) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its affiliates of any person who is or was an employee of the Company or any of its affiliates (I) at any time during the one (1) year period preceding the Termination Date or (II) if there has been no Termination Date, at any time during the Employment Period. Notwithstanding the foregoing, in the event the Employment Period or this Agreement is terminated by the Company without Cause pursuant to Section 4, the reference to "two (2) years" in clause (ii) of this Section shall be deemed to read "one year."

d.

Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 6 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the period of restriction and/or Territory to permissible duration or size.

7.

Treatment and Ownership of Confidential Information.

a.

Confidentiality. The parties hereto acknowledge that the Executive shall or may be making use of, acquiring and adding to Confidential Information (as that term is defined in subparagraph (b) below).  The Executive covenants and agrees that during the Employment Period and at all times thereafter he shall not, except with the prior written consent of the Company, or except if he is acting during the Employment Period solely for the benefit of the Company or any of the affiliates in connection with the Company's or any of the affiliates' business and in accordance with the Company's business practices and policies, at any time, disclose, divulge, report, transfer or use, for any purposes whatsoever, any such Confidential Information, including Confidential Information obtained, used, acquired or added by, or disclosed to, the Executive prior to the date of this Agreement. The Executive further acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company.

b.

Confidential Information Defined. For purposes of this Agreement, the term "Confidential Information" shall mean all of the following materials and information which the Executive receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with the Executive's affiliation with the Company:

(i)

The contents of any manuals or other written materials of the Company or any of its affiliates;

(ii)

The names of actual or prospective clients, customers, suppliers, or persons, firms, lenders, or persons, firms, corporations, or other entities with whom the Executive may have or has had contact on behalf of the Company or any of its affiliates or to whom any other employee of the Company or any of its affiliates has provided goods or services at any time;

(iii)

The terms of various agreements between the Company or any of its affiliates, and any third parties;

(iv)

The contents of actual or prospective customer or client records, which customer and client lists and records shall not only mean one or more of the names and addresses of the customers of the Company or any of its affiliates, but shall also encompass any and all information whatsoever regarding them;

(v)

Any data or database, or other information compiled by the Company or any of its affiliates, including, but without limitation, information concerning the Company or any of its affiliates, or any business in which the Company or any of its affiliates is engaged or contemplates becoming engaged, any company which the Company or any of its affiliates engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company or any of its affiliates has provided goods or services or to whom or which any employee of the Company or any of its affiliates has provided goods or services on behalf of the Company or any of its affiliates, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

(vi)

All policies, procedures, strategies and techniques regarding training, marketing and sales, either oral or written, and assorted lists containing information pertaining to lenders, customers and/or prospective customers; and

(vii)

Any other information, data, training methods, formulae, know-how, show-how, source code, subject code, copyright, trademarks, patents or knowledge of a confidential or proprietary nature observed, received, conceived or developed by the Executive in connection with the Executive's affiliation with the Company.

c.

Exclusions. Excluded from the Confidential Information and therefore not subject to the provisions of this Agreement shall be any information which (i) is or becomes generally available to the public through no breach or fault of the Executive; provided that this exception shall apply only from and after the date the information became generally available to the public, and (ii) the Executive can establish by the Executive's written records was in the Executive's possession at the time of disclosure and was not previously acquired directly or indirectly from the Company, provided that this exception shall apply only from and after the date that the information is disclosed to the Executive by a third party or was in the Executive's possession. Specific Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or contained or referenced in, more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself of any of the foregoing exceptions, the Executive shall notify the Company in writing of his or her intention to do so and the basis for claiming the exception.

d.

Ownership. The Executive covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company and its affiliates, as the case may be. The Executive covenants that the Executive has disclosed to the Company all Confidential Information developed in whole or in part by the Executive within the scope of this Agreement and has assigned or will assign to the Company any right, title or interest the Executive may have in such Confidential Information. The Executive covenants that the Executive has turned over to the Company all physical manifestations of the Confidential Information in his possession or under his control. The Executive agrees to promptly disclose to the Company all Confidential Information hereafter developed in whole or in part by the Executive within the scope of this Agreement and to assign to the Company or any of the affiliates, as the Company determines in its sole discretion, any right, title or interest the Executive may have in such Confidential Information.

8.

Inventions.

a.

The Executive agrees to promptly inform and to disclose to the Company, in writing, all inventions, concepts, developments, procedures, ideas, innovations, systems, programs, techniques, processes, information, discoveries, improvements and modifications and related documentations, other works of authorship and the like (collectively the "Inventions"), which, during the course of the Executive's employment with the Company, the Executive has created, made, conceived, written either alone or with others, while in the Company's employ, or while performing services for the affiliates, whether or not during working hours, and at all times thereafter, whether or not such Inventions are patentable, subject to copyright protection or susceptible to any other form of protection which (i) related to the actual Business or research of development of the Company or its affiliates; or (ii) was suggested by or resulted from any task assigned or to be assigned to the Executive or performed by the Executive for or on behalf of the Company or any of its affiliates. In the case of any "other works of authorship", such assignment shall be limited to those works of authorship which meet both conditions (i) and (ii) above. The Executive further acknowledges and agrees that the copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of my employment, belong to the Company by operation of law.

b.

In connection with any of the Inventions assigned by Section 8.a., the Executive shall, on the Company's request, promptly execute a specific assignment of title to the Company or its designee, and do anything else reasonably necessary to enable the Company or such designee to secure a patent, copyright or other form of protection therefor in the United States and in other countries.

c.

The Executive further acknowledges and agrees that the Company and its affiliates, licensees, successors or assigns (direct or indirect) are not required to designate the Executive as an author of any Invention which is subject to Section 8.a., when it is distributed, publicly or otherwise, or to secure my permission to change or otherwise alter its integrity. The Executive hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights that the Executive may have concerning modifications of such Inventions.

d.

The Executive understands that any rights, waivers, releases and assignments herein granted and made by the Executive are freely assignable by the Company and are for the benefit of the Company and its affiliates, licensees, successors and assigns.

e.

The Executive affirms that the Executive has not disclosed and will not disclose to anyone outside of the Company and its affiliates, or has used, or will use, any Confidential Information or material received in confidence from third parties, such as customers, by the Company or any of its affiliates, other than as permitted by a written agreement between the Company and the third party.

f.

The Executive irrevocably appoints any Company-selected designee to act as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if the Executive (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States Patent and Copyright Laws. It is expressly intended by the Executive that the foregoing power of attorney is coupled with an interest.

g.

The Executive shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. In addition, the Executive agrees to promptly surrender all such original and copies of such information and records at the request of the Company.

9.

Effect of Termination. If this Agreement or the Employment Period expires or is terminated for any reason, then, notwithstanding such termination, those provisions contained in Sections 6 through 10 hereof shall remain in full force and effect.

10.

Remedies. The Executive acknowledges and agrees that the covenants set forth in Section 6, 7 and 8 of this Agreement are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company and its affiliates if the Executive breaches any of the terms of Sections 6, 7 or 8, and that in the event of the Executive's actual or threatened breach of any provisions of Section 6, 7 or 8, the Company and its affiliates will have no adequate remedy at law. The Executive accordingly agrees that in the event of any actual or threatened breach by the Executive of any of the provisions of Section 6, 7 or 8, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.

11.

Indemnification. The Company hereby indemnifies and holds the Executive harmless, to the fullest extent permitted by applicable law, from and against all suits, actions, claims, actions, proceedings, costs and expenses, including reasonable attorneys’ fees, arising out of the Executive’s performance of his duties to the Company.  In addition, the Executive shall be entitled to enter into such Indemnification Agreements as the Company enters into with members of its Board of Directors, and to receive benefits, to the extent reasonably available, no less favorable with respect to indemnification than the benefits provided to such Board members.

12.

The Executive’s Representations and Warranties.

a.

The Executive represents and warrants to the Company that:

(i)

he has not been subject to any litigation or administrative proceedings, and

(ii)

he is free of known physical and mental disabilities that would, with or without reasonable accommodations create an undue hardship for the Company or any of its affiliates, impair his performance hereunder and he is fully empowered to enter and perform his obligations under this Agreement;

(iii)

he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement; and

(iv)

he is not the subject of any event described in Item 401(d)(1) through (4) of Regulation S-B [or Item 401(f) of Regulation S-K, if then applicable to the Company], promulgated by the Securities and Exchange Commission.

b.

The Executive shall indemnify the Company on demand for and against any and all judgments, losses, claims, damages, expenses and costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by the Company as a result of any breach by the Executive of any of these representations and warranties.

13.

Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, heirs successors and assigns.

14.

Severability. If any provision of any of the Agreements is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement containing the invalid, illegal or unenforceable provision will be valid and enforceable to the maximum extent possible.

15.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of law principles.

16.

Entire Agreement. This Agreement contains the entire understanding between the parties and this Agreement may not be changed or modified except by an Agreement in writing signed by all the parties hereto.

17.

Notice. All notices under the Agreements are to be delivered by (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address set forth in the Agreements for the party or to any other address as the party may designate by providing notice, (ii) facsimile transmission by using the facsimile number set forth in the Agreements for the party or any other facsimile number as the party may designate by providing notice, (iii) overnight delivery service addressed to the address set forth in the Agreements for the party or to any other address as the party may designate by providing notice, or (iv) hand delivery to the individual designated in the relevant Agreement or to any other individual as the party may designate by providing notice. The notice will be deemed delivered (i) if by registered mail, four (4) days after the notice’s deposit in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the day of delivery, and (iv) if by hand delivery, on the date of hand delivery. The addresses for such communications shall be as follows:

If to the Executive:

Syed Naqvi

1911 Lyons Road

Coconut Creek, FL 33063

Telephone:

(954) 972-7670

Telefax:

None

If to the Company:

Phone1Globalwide, Inc.

100 N. Biscayne Boulevard

Suite 2500

Miami, Florida 33132

Attn:

Dario Echeverry, President

Telephone:

(305) 371-3300

Telefax:

(305) 371-4686

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

18.

Venue. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in the City and County of Miami Dade, Florida, and that, therefore, each of the Parties irrevocably and unconditionally:

(i)

agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in the City of Miami and County of Miami-Date or the court of the Southern United States of Florida, Southern Division;

(ii)

consents to the jurisdiction of each such court in any suit, action or proceeding;

(iii)

waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and

(iv)

agrees that service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

19.

Prevailing Parties. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

20.

Expenses. Each party shall bear their own respective expenses incurred in connection with this Agreement and with all obligations required to be performed by each of them under this Agreement.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT, UNDERSTANDS EACH OF ITS TERMS AND CONDITIONS INCLUDING ANY TAX OR OTHER CONSEQUENCES, AND HAS THE OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL OF THE EXECUTIVE'S CHOICE PRIOR TO EXECUTING THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been duly signed by the Executive and on behalf of the Company as of the day and year first above written.

THE COMPANY:

PHONE1GLOBALWIDE, INC.

By:

/s/ DARIO ECHEVERRY

Dario Echeverry

President

THE EXECUTIVE:

/s/ SYED NAQVI

Syed Naqvi

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") dated effective January 1, 2003, by and between PHONE1GLOBALWIDE, INC., a Delaware corporation with an address at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33132 (the "Company"), and SYED NAQVI with an address at 1911 Lyons Road, Coconut Creek, FL 33063 (the "Executive"). The Company and the Executive are sometime individually referred to as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Company and the Executive are parties to an Executive Employment Agreement dated November 21, 2002 (the “Original Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereto agree as follows:

1.

Capitalized terms not otherwise defined herein shall have the respective meanings accorded to them in the Original Agreement.

2.

Section 3(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“a.

Base Salary. Commencing January 1, 2003 and continuing through the balance of the Employment Term, the Company shall pay to the Executive base compensation at the rate of Two Hundred Twenty Thousand Dollars ($220,000.00) per year (the "Salary"). The Salary, and all other compensation payable hereunder, shall be paid in accordance with the Company's normal payroll policies, and shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld. Notwithstanding the foregoing, the Executive’s Salary shall not be less than the base salary paid from time-to-time to the Company’s Chief Operating Officer. The Executive shall also be entitled to receive such other salary increases as may be determined by the Board of Directors of the Company and/or its Compensation Committee.”

3.

Section 3(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“b.

Equity Participation Programs. The Executive shall be eligible to participate in such option and/or equity participation programs as may be implemented for employees of the Company. Such eligibility shall not constitute an entitlement to a particular award under any such program, nor shall an award on one occasion constitute an entitlement to an award on any other occasion. Notwithstanding the foregoing, the Executive shall be entitled to receive options in an amount at least equal to the number of options hereafter granted to the Company’s Chief Executive Officer or Chief Operating Officer, whichever is greater, at an exercise price not greater than the exercise price of the corresponding options.”

4.

Section 5(g)(i) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(i)

subsequent to December 31, 2003, a change in identity of a majority of members of the Company’s Board of Directors from those individuals constituting the Board of Directors on such date;”

5.

The last paragraph of Section 5.h. of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, in the event the Employment Agreement terminates upon the occurrence of an event in which the Company is not the surviving entity, then the Company shall provide the Executive with not less than thirty (30) days prior written notice of the effective date of the event and, at the option of the Executive (x) the option may be exercised on a cashless basis prior to the effective date of the event, (y) the Executive may require the Company to purchase the option, at a per share price equal to the difference between (I) the fair market value of the underlying shares of common stock as of the trading day immediately prior to the effective date of the event, and (II) the per share exercise price of the option, or (z) the Executive may elect to have the options treated in the same manner as other outstanding options are treated under the agreement governing the subject event.”

6.

The last sentence of Section 8.a. or the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Executive further acknowledges and agrees that all copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of the Executive’s employment, are ‘works for hire’ and are the property of the Company.”

7.

Section 13 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“13.

Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the Parties hereto, their personal representatives, heirs successors and permitted assigns; provided that the Executive may not delegate any of his responsibilities under this Agreement.”

8.

Only Changes. Except as set forth herein, the Original Agreement shall remain in full force and effect.

2

IN WITNESS WHEREOF, this Amendment has been duly signed by the Executive and on behalf of the Company as of the day and year first above written.

THE COMPANY:

PHONE1GLOBALWIDE, INC.

By:

/s/ DARIO ECHEVERRY

Dario Echeverry

President

THE EXECUTIVE:

/s/ SYED NAQVI

Syed Naqvi

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